EXHIBIT 10.5
                Agreement and Plan of Merger dated May 28, 1997,
               by and between the registrant and the Sabina Bank


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                          AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 28, 1997, among PREMIER FINANCIAL BANCORP, INC., a Kentucky corporation ("Parent"), PFBI INTERIM BANK, an Ohio banking corporation in organization and a wholly owned subsidiary of Parent ("Merger Sub"), and THE SABINA BANK, an Ohio banking corporation (the "Company").

R E C I T A L S:

     A. The Boards of Directors of Parent, Merger Sub and the Company each have determined that a business combination involving the merger of Merger Sub into the Company and the Company becoming a wholly owned subsidiary of Parent is in the best interests of their respective companies and shareholders and presents an opportunity for Parent and the Company and their respective shareholders to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein (the "Merger") upon the terms and subject to the conditions set forth herein.

     B.   Parent,   Merger  Sub  and  the   Company   desire  to  make   certain
representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

     C. For federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         D. It is intended that the Merger shall be recorded for accounting purposes as a pooling of interests.

A G R E E M E N T:

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

     1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly executed and acknowledged by Merger Sub and the Company and thereafter delivered to the Secretary of State of the State of Ohio, for filing, as provided in the General Corporation Law of the State of Ohio (the "OGCL"), as soon as

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practicable on or after the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Ohio or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

     1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be the first day which is five business days after satisfaction of the latest to occur of the conditions set forth in Sections 6.1, 6.2(b) and 6.3(b) (other than the delivery of the officers' certificates referred to in Sections 6.2(b) and 6.3(b)), provided that the other closing conditions set forth in Article VI have been met or waived as provided in Article VI at or prior to the Closing (the "Closing Date"), at the offices of Vorys, Sater, Seymour and Pease, 221 East Fourth Street, Suite 2100, Cincinnati, Ohio, unless another time, date or place is agreed to in writing by the parties hereto.

     1.3 Effects of the Merger. At the Effective Time, (a) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into the Company, (b) the articles of incorpora tion of the Company as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law and (c) the code of regulations of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. As used in this Agreement, "Surviving Corporation" shall mean the Company. At and after the Effective Time, the Merger will have the effects set forth in Section 1701.82 of the OGCL.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE STOCK OF THE COMPANY
                    AND MERGER SUB; EXCHANGE OF CERTIFICATES

     2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any common stock, $1.00 par value, of the Company ("Company Common Stock"):

          (a) Cancellation of Parent- or Merger Sub-Owned Shares. All Company Common Stock that is owned by Parent, Merger Sub or any other Subsidiary (as defined in Section 3.1(a)) of Parent (other than shares in trust accounts, managed accounts and the like that are beneficially owned by third parties (any such shares, "trust account shares")) shall be cancelled and shall cease to exist and no shares of common stock of Parent or other consideration shall be delivered in exchange therefor.


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          (b)  Conversion  of Merger  Sub  Common  Stock.  Each of the shares of common stock of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into 1,000 shares of common stock of the Surviving Corporation, $1.00 par value per share.

          (c) Conversion of Company Common Stock. Each of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into 4.33 (such number being referred to as the "Conversion Number") fully paid and non-assessable shares of common stock of Parent, without par value ("Parent Common Stock"), all in accordance with
Section 2.2.

          (d) Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, Company Common Stock that is outstanding immediately prior to the Effective Time and which is held by shareholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have properly demanded in writing appraisal for such shares in accordance with
Section 1701.85 of the OGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the consideration provided in
Section 2.1(c). Such shareholders ("Dissenting Holders") shall be entitled to receive payment of the appraised value of such Company Common Stock held by them in accordance with the provisions of Section 1701.85 of the OGCL, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Company Common Stock under such Section 1701.85 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the consideration provided in Section 2.1(c), without any interest thereon, upon surrender of the certificate or certificates that formerly evidenced such Company Common Stock in accordance with Section 2.2.

          (e) Adjustment to Conversion Number. If, prior to the Effective Time of the Merger, Parent shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares any Parent Common Stock, the Conversion Number shall be multiplied by a fraction, the numerator of which shall be the number of shares of Parent Common Stock outstanding immediately after, and the denominator of which shall be the number of such shares outstanding immediately before, the occurrence of such event, and the product shall be the Conversion Number for purposes of Section 2.1(c).

     2.2  Exchange of Certificates.

         (a) Exchange Agent. Parent shall authorize a commercial bank (or such other person or persons as shall be acceptable to Parent and the Company) to act as exchange agent hereunder (the

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"Exchange  Agent").  As soon as  practicable,  but not later than three business days after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of certificates which immediately prior to the Effective Time represented Company Common Stock converted in the Merger (the "Company Certificates"), certificates representing the shares of Parent Common Stock
(such  shares  of  Parent   Common   Stock,   together  with  any  dividends  or
distributions with respect thereto in accordance with Section 2.2(c), being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1(c) in exchange for the outstanding Company Common Stock (the "Parent Certificates").

          (b)  Exchange Procedures.

               (i) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each recordholder of a Company Certificate a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery thereof to the Exchange Agent and shall contain instructions for use in effecting the surrender of the Company Certificates in exchange for the consideration described in the next sentence). Upon surrender for cancellation to the Exchange Agent of all Company Certificates held by any recordholder of a Company Certificate, together with such letter of transmittal duly executed, such holder shall be entitled to receive in exchange therefor a Parent Certificate(s) representing the number of whole shares of Parent Common Stock into which the Company Common Stock represented by the surrendered Company Certificate(s) shall have been converted at the Effective Time pursuant to this
Article II, cash in lieu of any fractional share of Parent Common Stock in accordance with Section 2.2(e) and certain dividends and other distributions in accordance with Section 2.2(c), and the Company Certificate(s) so surrendered shall forthwith be cancelled; provided, however, that Company Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged for Parent Certificates until Parent has received a written agreement from such person as provided in Section 5.6.

                  (ii) Until Company Certificates have been sur rendered and exchanged for Parent Certificates as herein provided, each outstanding Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a Parent Certificate(s) representing a whole number of shares of Parent Common Stock and cash in lieu of any fractional share as contemplated by this Section 2.2. No transfer taxes shall be payable in connection with any such exchange, except that if any Parent Certificate (or any check representing cash in lieu of a fractional share) is to be issued in the name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange

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that the person  requesting  such exchange  shall pay to the Exchange  Agent any transfer or other taxes required by reason of the issuance of the Parent Certificate (or check) in a name other than that of the registered holder of the Company Certificate, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of whom such deduction and withholding was made by Parent or the Exchange Agent. If outstanding Company Certificates are not surrendered prior to six years after the Effective Time of the Merger (or, in any par ticular case, prior to such earlier date on which dividends and other distributions, if any, described above would otherwise escheat to or become the property of any governmental unit or agency), the amount of dividends and other distributions, if any, that have become payable and that thereafter become payable on Parent Common Stock evidenced by such Company Certificates as pro vided herein shall, to the extent permitted by applicable law, become the property of Parent (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled thereto.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Certificate with respect to the Parent Common Stock represented thereby, and no cash payment in lieu of fraction al shares shall be paid to any such holder pursuant to Section 2.2(e), until the holder of such Company Certificate shall surrender it. Subject to the effect of applicable laws, following surrender of any such Company Certificate, there shall be paid to the holder of the Parent Certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender or promptly thereafter as is practicable, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole number of shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole number of shares of Parent Common Stock.

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          (d) No Further  Ownership  Rights in Company Common Stock.  All Parent
Common Stock issued upon conversion of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such
Company  Common  Stock,  subject,   however,  to  the  Surviving   Corporation's
obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on Company Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time. At the Effective Time, the stock transfer books of the Company shall be closed to holders of Company Common Stock immediately prior to the Effective Time and no transfer of Company Common Stock by any such holder shall thereaf ter be made or recognized. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (e)  No Fractional Shares.

               (i) Notwithstanding any other provision hereof, no fractional share of Parent Common Stock and no certificate or scrip therefor, or other evidence of ownership thereof, will be issued, and no right to receive cash in lieu thereof shall entitle the holder thereof to any voting or other rights of a holder of shares or fractional share interests.

                  (ii) Each holder of Company Common Stock shall be paid an amount in cash equal to the product obtained by multiplying the fractional share interest to which such holder (after taking into account all shares of Company Common Stock then held by such holder) would otherwise be entitled by the midpoint between the highest "bid" and lowest "asked" price for a share of Parent Common Stock in the over-the-counter market for the business day immedi ately preceding the Closing Date.

          (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Company Common Stock subject to and in accordance with the terms of Section 2.2(b).

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand, and any shareholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of

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Parent  Common Stock and any dividends or  distributions  with respect to Parent
Common Stock.

          (g) No Liability. Neither Parent, Merger Sub, the Company nor the Surviving Corporation shall be liable to any holder of Company Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable aban doned property, escheat or similar law.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1  Representations and Warranties of the Company.  The
Company represents and warrants to Parent and Merger Sub that:

          (a) Organization, Standing and Power. The Company is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Company is a bank duly organized under Chapter 1113 of the Ohio Revised Code validly existing and in good standing under the laws of the State of Ohio, and all of its deposits are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the maximum extent permitted by law. The Company has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. For purposes of this
Agreement: (i) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent, the Company or the Surviving Corporation, as the case may be, any change or effect that is or would reasonably be expected (so far as can be foreseen at the time) to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise) or results of the operations of Parent and its Subsidiaries taken as a whole, the Company, or the Surviving Corporation, as the case may be; provided, however, that no Material Adverse Change or Material Adverse Effect shall be deemed to have occurred by reason of a change or effect resulting from general economic conditions, general industry conditions, changes in banking laws or regulations of general applicability or interpretations thereof, or a general deterioration in the financial markets; and (ii) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the capital stock or other equity interest the holders of which are generally entitled to vote for the election of

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the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

                  (b)  Capital Structure.

               (i) The authorized capital stock of the Company con sists of 110,000 shares of Company Common Stock, all of which are outstanding.

               (ii) No bonds, debentures, notes or other indebted ness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders of the Company may vote ("Voting Debt") are issued or outstanding. All outstanding shares of Company Common Stock are, and any Company Common Stock that may be issued pursuant to the exercise of any outstanding stock option will be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

               (iii) Except as set forth in the letter dated and delivered to Parent on the date hereof (the "Company Letter"), which relates to this Agreement and is designated therein as being the Company Letter, there is no option, warrant, call, right (including any preemptive right), commitment or any other agreement of any character that the Company is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase or redeem any shares of capital stock, any Voting Debt, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock of the Company, or to provide funds to, or make an investment, in the form of a loan, capital contribution or otherwise (excepting loans made in the ordinary course of a commercial banking business), in any other corporation, partnership, firm, individual, trust or other legal entity (each, and any group of any two or more of the foregoing, a "Person").

               (iv) Except as set forth in the Company Letter, there is no voting trust or other agreement or understanding to which the Company is a party, or may be bound by, with respect to the voting of the capital stock of the Company.

               (v) Since December 31, 1994, except as set forth in the Company Letter, the Company has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of the Company; (B) repurchased, redeemed or otherwise acquired any shares of capital stock of the Company (other than the acquisition of trust account shares); or (C) declared, set aside, made or paid to shareholders of the Company dividends or other distributions on the outstanding shares of capital stock of the Company, other than regular semi-annual cash dividends at a rate not in excess of the

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regular  semi-annual cash dividends most recently  declared by the Company prior to March 31, 1997.

          (c)  Authority.

               (i) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplat ed hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of this Agreement by the shareholders of the Company in accordance with the OGCL and the Company's articles of incorpora tion). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, consti tutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except that the enforcement hereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (C) judicial discretion.

               (ii) Except as set forth in the Company Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby (subject to approval by the shareholders of the Company of this Agreement) will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation, acceleration or payment of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right of termination, amendment, cancellation, acceleration or payment, loss or creation, a "Violation") pursuant to, any provi sions of the articles of incorporation or code of regulations of the Company or, except as set forth in the Company Letter, and sub ject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Subsection (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan (as defined in Section 3.1(o)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state court, administrative agency or commission or other govern mental authority or instrumentality (a "Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement, or the consummation by the Company of the transactions contemplated hereby, the failure to obtain which would have a Material Adverse Effect on the Company, except for
(A) the filing by Parent of an application with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended ("BHC Act"), and approval of same, (B) the filing by Merger Sub and/or the Company of an application with the Federal Reserve under the Bank Merger Act and approval of same, (C) the filing by Parent of a Registration Statement on Form S-4 ("S-4") with the Securities and Exchange Commission ("SEC"), and the declaration by the SEC of its effectiveness, (D) the filing by the Company of the Certificate of Merger with the Secretary of State of the State of Ohio, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (E) the filing of applications by Parent and/or Merger Sub with the Ohio Superintendent of Financial Institutions (the "Superintendent"), and approval thereof, (F) the filing of an application by Parent with the Commissioner of the Department of Financial Institutions of the Commonwealth of Kentucky ("KDFI"), and approval thereof, (G) notices to or filings with the Small Business Administration ("SBA"), or the Internal Revenue Service (the "IRS") or the Pension Benefit
Guaranty Corporation (the "PBGC") with respect to any Benefit Plans, and (H) such filings and approvals as may be required under the "blue sky" laws of various states.

          (d) Financial Statements. The Company has made avail able to Parent true and complete copies of the audited statements of financial position and the related statements of operations, shareholders' equity and cash flows (including the related notes thereto) of the Company for the years ended December 31, 1996, 1995 and 1994, certified by Grant Thornton LLP, independent certified public accountants (the "Company Audited Financial Statements"). The Company also has made available to Parent true and complete copies of the monthly and quarterly unaudited statements of financial position and the related statements of operations, shareholders' equity and cash flows of the Company for the monthly and quarterly periods ended during the period of January 1, 1997 through April 30, 1997 (the "Company Unaudited Financial State ments"). (The Company Audited Financial Statements, the Company Unaudited Financial Statements and those audited and unaudited financial statements that the Company hereafter shall deliver to Parent pursuant to Section 5.5 are collectively referred to as the "Company Financial Statements"). Except as set forth in the Company Letter, the Company Financial Statements are or, as the context requires shall be, in compliance as to form in all material respects with applicable accounting requirements, have been (or shall be) prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as otherwise noted therein) and fairly (or shall fairly) present (subject, in the case of unaudited financial statements, to normal year-end audit adjustments and any other adjustments described therein which individually or in the aggregate will not be material in amount or effect) the financial position of the Company as of their respective dates and the re sults of its operations and cash flows for the periods presented therein.

          (e) Absence of Certain Changes or Events. Except as set forth in the Company Letter, since December 31, 1996, the Company has not incurred any material liability or obligation (indirect, direct or contingent), except in the ordinary course of its busi ness consistent with past practices, taken any of the prohibited actions set forth in Section 4.1, or suffered any change, or any event involving a prospective change, in its business, financial condition or results of operations that has had, or is reasonably likely to have, a Material Adverse Effect on the Company.

          (f) Absence of Undisclosed Liabilities. Except as set forth in the Company Letter or reflected or reserved against in the Company Audited Financial Statements for the 1996 year, the Company has no obligations or liabilities (contingent or otherwise) that might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has set forth in the Company Letter, as of the date hereof, all in terest rate and currency exchange agreements, and all trading positions regarding any form or type of derivative financial product the value of which is linked to, or derived from, the value of an underlying asset, rate or index.

          (g) Allowance for Credit Losses. Except as set forth in the Company Letter, the allowance for credit losses (the "Allowance") shown on the statements of financial position of the Company as of April 30, 1997 included in the Company Financial Statements was, and the Allowance shown on each of the statements of condition of the Company as of a date subsequent to the execution of this Agreement will be, in each case as of the dates thereof, determined in accordance with safe and sound banking practices and the guidelines and policies of the FDIC, and are (and will be) adequate, in the reasonable judgment of management, to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivable) of the Company and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Company.

          (h) Environmental Matters. Except as set forth in the Company Letter, to the knowledge of the Company, neither the Company nor any properties presently or previously owned or operated by the Company has been or is in violation of or liable under any Environmental Law (as hereinafter defined). There are no actions, suits or proceedings, or demands, claims, notices or, to the knowledge of the Company, investigations (including notices, demand letters or requests for information from any environmental agency), instituted or pending, or to the knowledge of the Company, threatened, relating to the liability of any properties owned or operated by the Company under any Environmental Law. "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement between the Company and any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, ground water, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or
(ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component; and includes, without limitation, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act and the Comprehensive Environmental Response, Compensation and Liability Act.

          (i) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion in (i) the S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not mis leading, and (ii) the proxy statement of the Company contained within the S-4 (the "Proxy Statement") will, at the date of mailing to shareholders of the Company and at the time of the meeting of shareholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circum stances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Parent and Merger Sub) will comply as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regula tions thereunder, to the extent applicable. The information set forth in the Company Letter by the Company for purposes of this Agreement is true and accurate in all material respects.

         (j) No Default. Except as set forth in the Company Letter, no Violation exists on the part of the Company with respect to any term, condition or provision of (i) its articles of incorporation or bylaws, (ii) any note, mortgage, indenture, other evidence of indebtedness, guaranty, license, agreement or other contract, instrument or contractual obligation to which the Company is now a party or by which it or any of its properties or assets may be bound, or (iii) any order, writ, injunction or decree applicable to the Company, except for possible Violations that, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on the Company.

          (k) Compliance with Licenses, Permits and Applicable Laws. The Company has received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate governmental entities (the "Company Permits") as are necessary to own or lease and operate its properties and to conduct its business as currently owned or leased and conducted, and all such Company Permits are valid and in full force and effect. The Company is in compliance in all material respects with its obligations under the Company Permits, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company, and no event has occurred that allows, or after notice of lapse of time, or both, would allow, revocation or termination of any material Company Permit. Except as set forth in the Company Letter, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that individually or in the aggregate do not, and in the future will not, have a Material Ad verse Effect on the Company. Except for routine examinations by Governmental Entities charged with the supervision or regulation of banks or bank holding companies or the insurance of bank deposits ("Bank Regulators"), as of the date of this Agreement, to the knowledge of the Company, no investigation by any Governmental Entity with respect to the Company is pending or threatened.

          (l) Actions and Proceedings. Except as set forth in the Company Letter, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or affecting the Company, any of its current or former directors, employees, consultants, agents or shareholders, as such, any of its properties, assets or business or any Company Benefit Plan (as defined in Section 3.1(o)). Except as set forth in the Company Letter, there are no actions, suits or claims or legal, administrative or arbitration proceedings or, to the knowledge of the Company, investigations pending or threatened, against or affecting the Company, any of its current or former directors, officers, employees, consultants, agents or shareholders, as such, any of its properties, assets or business or any Company Benefit Plan that if brought (if not now pending) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. There are no actions, suits or claims or legal, administrative or arbitration proceedings or, to the knowledge of the Company, investigations or labor disputes pending or threatened, against or affecting the Company, any of its current or former directors, officers, employees, consultants, agents or shareholders, as such, any of its properties, assets or business or any Company Benefit Plan relating to the transactions contemplated by this Agreement.

          (m) Taxes. To the Company's knowledge, the Company has filed all tax returns required to be filed by it and has paid, or has set up an adequate reserve for the payment of, all Taxes required to be paid as shown on such returns, and the most recent Company Financial Statements reflect an adequate reserve for all Taxes payable by the Company accrued through the date of such financial statements. No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company that are not adequately reserved for. Except with respect to claims for refund, the federal income tax returns of the Company have been examined by and settled with the IRS, or the statute of limitations with respect to such years has expired (and no waiver extending the statute of limitations has been requested or granted), for all years through 1993. For the purpose of this Agreement, the term "Taxes" (including, with correlative meaning, the term "tax") shall include, except where the context otherwise requires, all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, unemployment (including unemployment insurance premiums or contributions), use, property, withholding, excise, occupancy, and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

          (n) Certain Agreements. Except as set forth in the Company Letter, and except for this Agreement, as of the date of this Agreement, the Company is not a party to any oral or written (i) employment or other agreement, contract, commitment, program, policy or arrangement requiring the Company to pay compensation (including any salary, bonus, deferred compensation, incentive compensation, severance, vacation or sick pay, or any other fringe benefit payment) or any other type of remuneration to any Person, (ii) agreement or plan, including any stock option plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (iii) contract or agreement not terminable on 30 days' or less notice involving the payment of more than $5,000 in any 12 month period; (iv) contract or agreement that materially limits the ability of Company to compete in any line of business or with any Person or in any geographic area or during any period of time, or (v) any other material contract the disclosure and inclusion as an exhibit of which would be required by Item 601 of Regulation S-K of the SEC if the Company were a corporation making filings with the SEC under the periodic reporting requirements of Section 13 of the Exchange Act and the rules and regulations of the SEC thereunder.

          (o)  Benefit Plans.

               (i) The Company has disclosed in the Company Letter each employee benefit plan (including, without limitation, any "em ployee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA")) (all the foregoing being herein called "Benefit Plans"), maintained or contributed to by the Company (the "Company Benefit Plans"). The Company will make available to Parent a true and correct copy of (a) the most recent annual report (Form 5500) filed with the IRS, (B) each such Company Benefit Plan, (C) each trust agreement relating to such Company Benefit Plan,
(D) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (E) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA and (F) the most recent determination letter issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code.

               (ii) With respect to the Company Benefit Plans, individually and in the aggregate, except as set forth in the Company Letter, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company could be subject to any liability (except liability for benefits, claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

          (p)  Subsidiaries.  The Company has no Subsidiaries.

          (q) Agreements With Bank Regulators. The Company is not a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, nor is it a recipient of any extraordinary supervisory letter from, any Bank Regulator which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has the Company been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

          (r) Vote Required. The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Company capital stock necessary to approve this Agreement and the transactions contemplated hereby.

          (s)  Properties.

               (i) Except as set forth in the Company Letter, the Company (A) has good, valid and marketable title to all the properties and assets reflected in the latest audited financial statements included in the Company Financial Statements as being owned by the Company, or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all mortgages, pledges, security interests, claims, liens, charges, options or other encumbrances of any nature whatsoever (including, without limitation, in the case of real property, easements and rights-of-way) (collectively, "Liens"), except (x) statutory Liens securing payments not yet due, (y) Liens on assets of the Company incurred in the ordinary course of a commercial banking business and (z) such Liens and imperfections or irregularities of title that do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) is the lessee of all leasehold estates reflected in the latest audited financial statements included in the Company Financial Statements or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Company's knowledge, the lessor.

               (ii) The Company has set forth in the Company Letter the street address of all real property currently owned by the Company, including properties held by the Company as a result of foreclosure or repossession or carried on the Company's books as "other real estate owned" (the "Current Real Properties"). Except as set forth in the Company Letter, the Current Real
Properties are in generally good condition and have been well maintained in accor dance with reasonable and prudent business practices applicable to like facilities. Except as set forth in the Company Letter, there are no proceedings, claims, disputes or conditions affecting any of the Current Real Properties or leasehold interests of the Company that, insofar as reasonably can be foreseen, may curtail or interfere with the use of such property.

          (t) Corporate Documents, Books and Records. The Company has made available to Parent true and complete copies of the articles of incorporation and code of regulations of the Company. The minute books of the Company contain complete and accurate records in all material respects of all meetings and other corporate actions of its shareholders and Board of Directors (including committees of the Board of Directors). The stock transfer records of the Company are, to the knowledge of the Company, complete and accurate in all material respects.

          (u) Insurance. The Company maintains with financially sound and reputable insurance companies insurance policies and bonds in force in such amounts and against such liabilities and risks as companies engaged in a similar business, in accordance with good business practice, customarily would be insured. Except as set forth in the Company Letter, to the Company's knowledge, the Company is not liable for any material, retroactive premium adjust ments. All such insurance policies and bonds are valid, enforceable and in full force and effect and, except as set forth in the Company Letter, the Company has not received any notice of premium increases or cancellation and, to the Company's knowledge, no grounds for any cancellation notice exists. Except as set forth in the Company Letter, since December 31, 1994, the Company has not failed to make a timely claim with respect to any matter giving rise to a claim or potential claim under any such insurance policies and bonds where such failure to make a timely claim would have a Material Adverse Effect on the Company.

          (v) Potential Competing Interests. Except as set forth in the Company Letter, (i) no director, officer or key employee or, to the Company's knowledge, any beneficial owner of 10% or more of any class of capital stock (a "Ten Percent Owner") of the Company directly or indirectly beneficially owns a 5% or more interest in any institution that is engaged in the business of making loans and/or taking deposits, (ii) neither the Company, nor any director, officer or key employee of the Company has any interest, direct or indirect, in any contract or agreement with, commitment or obligation of or to, or claim against, the Company (excluding contracts, agreements or obligations with respect to monies borrowed from, or claims for deposits maintained with, the Company in the ordinary course of a commercial banking business consistent with safe and sound banking practices), and (iii) the Company does not use any real or personal property in which any director, officer or key employee or, to the Company's knowledge, Ten Percent Owner of the Company directly or indirectly beneficially owns a 5% or more interest in any such real or personal property.

          (w) Pooling of Interests. To the Company's knowledge, the Company has not taken or failed to take any action that would prevent the accounting for the Merger as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretive releases issued pursuant thereto, and the pronouncements of the SEC.

     3.2 Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

          (a) Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. Each of Parent's
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation or organization. Each of Parent and its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (b)  Capital Structure.

               (i) The authorized capital stock of Parent consists of 10,000,000 shares of common stock, without par value ("Parent Common Stock"), and 1,000,000 shares of preferred stock, without par value ("Parent Preferred Stock"), of which 4,209,090 shares of Common Stock are outstanding, 100,000 shares of Common Stock are reserved for issuance under Parent's 1996 Employee Stock Ownership Incentive Plan and no shares of Common Stock are held by Parent in its treasury. There are no shares of Parent Preferred Stock outstanding, reserved for issuance or held by Parent in its treasury.

               (ii) No Voting Debt of Parent is issued or outstand ing. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

               (iii) Except as set forth in the Parent SEC Documents (as defined in Section 3.2(d)) or the letter dated and delivered to the Company on the date hereof (the "Parent Letter"), which relates to this Agreement and is designated therein as the Parent Letter, there is no option, warrant, call, right (including any preemptive right), commitment or any other agreement of any character that Parent or any Subsidiary is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase or redeem any shares of capital stock, any Voting Debt, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock of Parent or any Subsidiary, or to provide funds to, or make an investment (in the form of a loan, capital contribution or otherwise) in, any of Parent's Subsidiaries or (excepting loans made in the ordinary course of a commercial banking business) any other Person.

               (iv) Except as set forth in the Parent SEC Documents or the Parent Letter, and except for this Agreement, there is no voting trust or other agreement or understanding to which Parent or any Subsidiary is a party, or may be bound by, with respect to the voting of the capital stock of Parent or any Subsidiary.

               (v) Since December 31, 1994, except as set forth in the Parent SEC Documents or the Parent Letter, Parent has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of Parent or any Subsidiary; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through any Subsidiary, any shares of capital stock of Parent or any Subsidiary (other than the acquisition of trust account shares); or (C) declared, set aside, made or paid to shareholders of Parent dividends or other distributions on the outstanding shares of capital stock of Parent, other than regular quarterly cash dividends.

          (c)  Authority.

               (i) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly autho rized by the Board of Directors of Parent and Merger Sub, and by Parent as the shareholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contem plated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and assuming this Agreement constitutes the valid and binding agreement of the Company, consti tutes the valid and binding agreement of Parent and Merger Sub, en forceable in accordance with its terms, except that the enforcement hereof may be limited by
(A) bankruptcy, insolvency, reorganiza tion, moratorium or other similar laws now or hereafter in effect, relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (C) judicial discretion.

               (ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, create any Violation under any provisions of the articles of incorporation or bylaws of Parent or any Subsidiary or, except as set forth in the Parent Letter and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Subsection (iii) below, result in any Violation of any loan or credit agree ment, note, mortgage, indenture, lease, Benefit Plan (as defined in Section 3.1(o)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any Subsidiary or their respective properties or assets.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any Subsidiary in connection with the execution and delivery of this Agreement, or the consummation by Parent and Merger Sub of the transactions contemplated hereby, the failure to obtain which would have a Material Adverse Effect on Parent, except for (A) the filing by Parent of an application with the Federal Reserve under the BHC Act, and approval of same, (B) the filing by Merger Sub and/or the Company of an application with the Federal Reserve under the Bank Merger Act and approval of same, (C) the filing by Parent of the S-4 with the SEC, and the declaration by the SEC of its effective ness, (D) the filing by the Company of the Certificate of Merger with the Secretary of State of the State of Ohio and appropriate documents with the relevant authorities of other states in which the Company or any Subsidiary is qualified to do business, (E) the filing of applications by Parent and/or Merger Sub with the Superintendent, and the approval thereof, (F) the filing of an application by Parent with the KDFI, and approval thereof, (G) notices to or filings with the SBA, or the IRS or the PBGC with respect to any Benefit Plans, and (H) such filings and approvals as may be required under the "blue sky" laws of various states.

          (d) SEC Documents: Financial Statements. Parent has made available to the Company each document filed by it since December 31, 1994 with the SEC under the Securities Act or the Exchange Act, including without limitation, (i) Parent's Annual Report on Form 10-K for the year ended December 31, 1996, (ii) Parent's Quarterly Report on Form 10-Q for the period ended March 31, 1997, and
(iii) Parent's definitive proxy statement for its 1997 Annual Meeting of Shareholders held May 6, 1997, each in the form (including exhibits and any amendments) filed with the SEC (collectively, the "Parent SEC Documents"). As of their respective dates, each of the Parent SEC Documents did not, and each of the Parent SEC Documents filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, provided, that Parent makes no representation with respect to information supplied by the Company for use in Parent SEC Documents after the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Parent SEC Documents (including their related notes and schedules) fairly presents the consolidated financial condition of Parent and its consolidated Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included or incorporated by reference into the Parent SEC Documents (including any related notes and schedules) fairly presents the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements to normal year-end adjustments and any other adjustments described therein which individually or in the aggregate will not be material in amount or effect), in each case in accordance with generally accepted accounting principals consistently applied during the periods involved, except as may be noted therein.

          (e) Absence of Certain Changes or Events. Except as set forth in the Parent Letter, since December 31, 1996, neither Parent nor any Subsidiary has incurred any material liability or obligation (indirect, direct or contingent), except in the ordinary course of its business consistent with past practices, or suffered any change, or any event involving a prospective change, in its business, financial condition or results of operations that has had, or is reasonably likely to have, a Material Adverse Effect on Parent.

          (f) Absence of Undisclosed Liabilities. Except as set forth in the Parent Letter or disclosed in the Parent SEC Documents, neither Parent nor any Subsidiary has any obligations or liabilities (contingent or otherwise) that might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent has set forth in the Parent Letter, as of the date hereof, all interest rate and currency exchange agreements, and all trading positions regarding any form or type of derivative financial product the value of which is linked to, or derived from, the value of an underlying asset, rate or index.

          (g) Information Supplied. None of the information supplied or to be supplied by Parent for inclusion in (i) the S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circum stances under which they were made, not misleading, and (ii) the Proxy Statement will, at the date of mailing to shareholders of the Company and at the time of the meeting of shareholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The information set forth in the Parent Letter by Parent for purposes of this Agreement is true and accurate in all material respects.

         (h) Corporate Documents, Books and Records. Parent has made available to the Company true and complete copies of the articles of incorporation and bylaws of Parent and each Subsidiary. The minute books of Parent and each Subsidiary contain complete and accurate records in all material respects of all meetings and other corporate actions of its shareholders and Board of Directors (including committees of the Board of Directors). The stock transfer records of Parent and each Subsidiary are, to the knowledge of Parent, complete and accurate in all material respects.

          (i) Pooling of Interests. To Parent's knowledge, neither Parent nor any Subsidiary has taken or failed to take any action that would prevent the accounting for the Merger as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretive releases issued pursuant thereto, and the pronouncements of the SEC.

                  (j) Independent Operation. It has been the practice of Parent since its formation to maintain the separate charters of commercial banks that become affiliated with, and Subsidiaries of, Parent. It has also been the practice of Parent to continue the directorships of directors and the employment of officers and employees of commercial banks that become affiliated with, and Subsidiaries of, Parent following consummation of transactions resulting in such affiliations with Parent.

                                   ARTICLE IV

                     CONDUCT OF THE COMPANY PRIOR TO CLOSING

     4.1  Conduct of Business.

          (a) Except as set forth in the Company Letter, the Company agrees that during the period from the date of this Agreement to the Effective Time (unless Parent shall otherwise agree in writing and except as otherwise contemplated by this Agreement), the Company will conduct its operations according to its ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organiza tion, keep available the service of its current directors, officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing business shall not be impaired in any material aspect at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement prior to the Effective Time or except as set forth in the Company Letter, the Company will not, without the prior written consent of Parent:

               (i) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of capital stock of any class
(including shares of Company Common Stock), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest), or (B) any other securities in respect of, in lieu of, or in substitu tion for, shares of Company Common Stock outstanding on the date hereof;

               (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of Company Common Stock (except for the acquisition of trust account shares);

               (iii) split, combine, subdivide or reclassify any shares of Company Common Stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution, whether in cash, stock, property or otherwise, in respect of any shares of Company Common Stock or otherwise make any payments to shareholders in their capacity as such; except that if the Effective Time has not occurred before the record date for dividends on Parent Common Stock for the calendar quarter ended December 31, 1997 the Company may declare a special dividend on Company Common Stock to holders of record of such shares as of the record date established therefor (which record date shall be prior to the date of the Effective Time) with a payment date that is the same as the Closing Date, in an amount per share equal to the product of
(x) 4.33 multiplied by (y) the dividend per share declared on Parent Common Stock by Parent for the calendar quarter ended December 31, 1997;

               (iv)  adopt  a  plan  of  complete  or  partial   liquida   tion,
dissolution, merger, consolidation, restructuring, recapital ization or other reorganization of the Company (other than the Merger);

               (v)  adopt any amendments to its articles of
incorporation or code of regulations;

               (vi) make any acquisition or disposition of assets or securities, except in the ordinary course of business consistent with past practices;

               (vii) incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of a commercial banking business consistent with past practices, it being understood and agreed that the incurrence of indebtedness in the ordinary course of a commercial banking business shall include the creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit and entering into repurchase agreements;

               (viii) offer any new deposit or loan product or service or change its lending, investment, liability management, loan loss provision, loan loss charge-off or other material banking policies;

               (ix) grant any increases in the compensation of any of its directors, officers or employees, except in the ordinary course of business and in accordance with past practice or as may be approved on a case by case basis by Parent;

               (x) pay or agree to pay any pension, retirement allowance, severance or other employee benefit not required or contemplated by any of the existing Company Benefit Plans or any agreements or arrangements as in effect on the date hereof to any such director, officer or employee, whether past or present;

               (xi) enter into any new or amend any existing employment or severance or termination agreement with any director, officer or employee;

               (xii) except in the ordinary course of business consistent with past practice or as may be required to comply with applicable law, become obligated under any new Benefit Plan or amend any Company Benefit Plan in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder;

               (xiii) make any capital expenditures or commitments for any capital expenditures, other than capital expenditures or commitments for any capital expenditures set forth in the Company Letter;

               (xiv) make any material changes in its customary methods of marketing;

               (xv) take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time; or

               (xvi) change its method of accounting in effect at December 31, 1996, except as required by changes in generally accepted accounting principles as concurred in by each party's independent auditors, or change its fiscal year;

               (xvii) take any action that would, or reasonably might be expected to, adversely affect the ability of the Company or Parent to obtain any of the Requisite Regulatory Approvals (as defined in Section 6.1(b)) without imposition of a condition or restriction of the type referred to in Section 6.1(f);

               (xviii) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     4.2  Acquisition Proposals.

                  (a) The Company  shall not,  and the Company  shall direct and use its best efforts to cause its officers, directors, employees, agents and representatives (including without limitation any attorney, accountant, investment banker or other advisor retained by it) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations or discussions with, or furnish any information or data to, any third party relating to an Acquisition Proposal. The Company and its officers, directors, employees, agents and representatives shall immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

                  (b) Notwithstanding anything to the contrary contained in this
Section 4.2, the Company and the Board of Directors of the Company (A) may furnish information to, and participate in discussions or negotiations with any third party that after the date hereof submits an unsolicited bona fide written Acquisition Proposal to the Company if the Company's Board of Directors determines in good faith, based upon the written advice of outside legal counsel, that the failure to furnish such information or participate in such discussions or negotiations may reasonably constitute a breach of the Board's fiduciary duties under applica ble law, and (B) shall be permitted to (y) take and disclose to the Company's shareholders a position with respect to the Merger or an Acquisition Proposal, or amend or withdraw such position, or (z) make disclosure to the Company's shareholders, in each case either with respect to or as a result of an Acquisition Proposal, if the Company's Board of Directors determines in good faith, based upon the written advice of outside legal counsel, that the failure to take such action may reasonably constitute a breach of the Board's fiduciary duties under applicable law; provided, that the Company shall not enter into any acquisition agreement with respect to any Acquisition Proposal except concurrently with the termination of this Agreement in accordance with the provisions of Section 7.1(d) and shall not enter into any other agreements with respect to an

Acquisition Proposal except concurrently with such termination unless, and only to the extent that, such other agreements would facilitate the process of providing information to, or conducting discussions or negotiations with, the parties submitting such an Acquisition Proposal, such as confidentiality and standstill agreements.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 Access to Information. Upon reasonable notice, the Company and Parent shall each (and Parent shall cause its Subsidiaries to) afford to the officers, directors, employees, accountants, counsel and other authorized representatives of the other ("Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its books and records, properties, officers, directors, employees, counsel, accountants and other representatives, and, during such period, shall (and Parent shall cause its Subsidiaries to) make available to such Representatives (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that such party is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel and all financial operating and other data as may reasonably be requested. The parties will hold any such information that is non-public in confidence and, without limitation on its obligations under the preceding clause, Parent will hold any such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement dated March 26, 1997 between Parent and the Company (the "Confidentiality Agreement"), which is incorporated herein by reference. No investigation by either Parent or Merger Sub, on the one hand, or the Company on the other hand, shall affect the representations and warranties of the other, except to the extent such representations and warranties are by their terms qualified by information set forth in the Parent Letter (in the case of Parent and Merger Sub) or the Company Letter (in the case of the Company) to the other party.

     5.2 Preparation of S-4 and the Proxy Statement. Parent shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Parent shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

     5.3 Shareholder Meeting. The Company shall duly call, give notice of, convene and hold a meeting of its shareholders to be held for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby. Unless the Company has determined to recommend an Acquisition Proposal in accordance with Section 4.2(ii), the Company will, through its Board of Directors, unanimously recommend to its shareholders approval of this Agree ment and the transactions contemplated hereby, subject to its receipt of a fairness opinion from its financial advisor to the effect that the consideration to be received by the shareholders of the Company pursuant to Section 2.1 is fair from a financial point of view and such opinion shall not have been withdrawn or materially modified. The Company shall cooperate with Parent with respect to the timing of such meeting and shall use its best efforts to hold such meeting as soon as reasonably practicable after the date on which the S-4 becomes effective.

     5.4 Reasonable Efforts. Each of the Company and Parent shall, and Parent shall cause its Subsidiaries to, use all reason able efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or (in the case of Parent) its Subsidiaries with respect to the Merger and to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of shareholders of the Company described in Section 3.2(r), including using all reasonable efforts (i) to obtain (and to cooperate with the other party to obtain) any necessary or appropriate consent, authorization, order or approval of, or any exemption by, any Governmental Entity and/or any other public or private third party in connection with the Merger and the transactions contemplated by this Agreement, (ii) to effect all necessary registrations, filings and submissions and (iii) to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the requisite vote of the shareholders of the Company.

     5.5 Post-April 30, 1997 Company Financial Statements. The Company shall make available to Parent true and complete copies of the following:

          (a) Unaudited Financial Statements. Any monthly and quarterly unaudited balance sheet and the related statements of income, changes in shareholders' equity and statements of cash flows of the party to which the foregoing relate for any monthly or quarterly period ended subsequent to April 30, 1997 and prior to the Effective Time; and

          (b) Audited Financial Statements. Any audited balance sheet and the related statements of income, changes in shareholders' equity and statements of cash flows of the Company for any year ended after December 31, 1996 and prior to the Effective Time.

     5.6  Affiliates.

          (a) Of the Company. At least 30 days prior to the Closing Date, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reason able judgment, at the record date for its meeting of shareholders to approve the Merger, "affiliates" (each such person, an "Affili ate") of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. The Company shall provide
Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use all reasonable efforts to deliver or cause to be delivered to Parent and the Company, prior to the Closing Date, from each of the Affiliates of the Company identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit 5.6(a). Parent shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Letters.

          (b) Of Parent. At least 30 days prior to the Closing Date, Parent shall deliver to the Company a list of names and addresses of those persons who were, in Parent's reasonable judgment, at the record date for the meeting of shareholders of the Company to approve the Merger, Affiliates of Parent. Parent shall provide the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. Parent shall use all reasonable efforts to deliver or cause to be delivered to Parent, prior to the Closing Date, from each of the Affiliates of Parent identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit 5.6(b).

     5.7 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except as expressly provided herein and except that expenses incurred in connection with printing and mailing the Proxy Statement shall be shared equally by Parent and the Company.

     5.8 Brokers or Finders. Except as set forth in the Company Letter or the Parent Letter, each of Parent and the Company respectively represents, as to itself, its Subsidiaries (in the case of Parent) and its affiliates, that no agent, broker, in vestment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. Each party agrees to indemnify the other party and hold the other party harmless from and against any and all claims, liabilities or obligations with respect to any fees, commissions or expenses asserted by any Person on the basis of any act or statement alleged to have been made by such first party or its Subsidiary or affiliate.

     5.9 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, the proper officers and directors of the Company and Merger Sub shall take all such necessary action.

     5.10 Indemnification. For a period of three years from and after the Effective Time, Parent shall indemnify, defend and hold harmless each person who is now or who becomes prior to the Effective Time, an officer, director or employee of the Company (each, an "Indemnified Party" and, collectively, the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of Parent (which approval shall not be unreason ably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Ef fective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent the Company would have been permitted under Ohio law and its articles of incor poration and code of regulations to indemnify such person (and Parent shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking required by Section 1701.13(E)(5) of the OGCL). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against Indemnified Parties (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to Parent; (ii) after the Effective Time, Parent shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) after the Effective Time, Parent will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that Parent shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this
Section 5.10, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent (but the failure so to notify Parent shall not relieve it from any liability which it may have under this Section
5.10 except to the extent such failure materially prejudices Parent), and shall deliver to Parent the undertaking, if any, required by Section 1701.13(E)(5) of the OGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. In any case in which the approval by the Surviving Corporation is required to effectuate any indemnification, Parent shall cause the Surviving Corporation to direct, at the election of any Indemnified Party (or, if more than one Indemnified Party, a majority of the Indemnified Parties), that the determination of any such approval shall be made by independent counsel mutually satisfactory to the Surviving Corporation and the Indemnified Party (or, if applicable, a majority of the Indemnified Parties).

     5.11 Pooling and Tax-Free Reorganization Treatment. Neither Parent nor the Company shall intentionally cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

         5.12 The Company's ESOP. After the Effective Time, the Company shall maintain the Company's Employee Stock Ownership Plan ("ESOP") only for such period of time and on such terms and conditions as are set forth in Exhibit 5.12.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. This Agreement shall have been respectively approved and adopted by the affirmative vote of the holders of the outstanding shares of Company Common Stock.

          (b) Other Approvals. Other than the filing of the Certificate of Merger provided for by Section 1.1, all authoriza tions, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Entity (all of the foregoing, "Consents") that are necessary for the consummation of the Merger, other than immaterial

Consents the failure to obtain which would not have a significant adverse effect on the consummation of the Merger or on Parent and its Subsidiaries, taken as a whole, after consummation of the Merger, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. Parent shall have received all state securities or blue sky permits and other authorizations necessary to issue the Parent Common Stock in exchange for Company Common Stock and to consummate the Merger.

          (c) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.

          (d) Pooling. Parent, Merger Sub and the Company shall have received a letter from Eskew & Gresham, P.S.C., Parent's independent certified public accountants, to the effect that the Merger qualifies for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16, the interpretive releases issued pursuant thereto, and the pronouncements of the SEC if consummated in accordance with this Agreement.

          (e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (f) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which, in connection with the grant of a Requisite Regulato ry Approval, imposes any condition or restriction upon Parent or its Subsidiaries, the Company or the Surviving Corporation that would so materially adversely impact the economic or business ben efits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

                  (g) NMS Listing. The shares of Parent Common Stock issuable pursuant to this Agreement shall have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance.

       6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions or waiver by Parent on on or prior to the Closing Date:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representation or warranty expressly relates to an earlier date (in which case as of such date), and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obliga tions required to be performed by it under this Agreement, at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(b)) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on the Surviving Corporation or upon the consummation of the transactions contemplated hereby.

                  (d) Tax Opinion. Parent shall have received an opinion of Eskew & Gresham, P.S.C., dated the Closing Date, in form and substance satisfactory to Parent, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                  (e) Letters from the Company Affiliates. Parent shall have received from each person named in the letter referred to in Section 5.6(a) an executed copy of an agreement in the form of Exhibit 5.6(a).

                  (f) Appraisal Rights. The holders of not more than 10% of the issued and outstanding shares of Company Common Stock shall have properly demanded appraisal or dissenters rights pursuant to the OGCL.

         6.3 Conditions to Obligations of the Company. The obliga tions of the Company to effect the Merger are subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Merger Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representation or warranty expressly relates to another date (in which case as of such date), and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by the Chief Executive Officer and the Chief Financial Officer of Parent and Merger Sub to such effect.

                  (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agree ment at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by the Chief Executive Officer and the Chief Financial Officer of Parent and Merger Sub to such effect.

                  (c) Consents Under Agreements. Parent and Merger Sub shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(b)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agree ment, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of the Company, individually or in the aggregate, have a Material Adverse Effect on Parent or upon the consummation of the transactions contemplated hereby.

                  (d) Tax Opinion. The Company shall have received an opinion of Vorys, Sater, Seymour and Pease dated the Closing Date, in form and substance satisfactory to Parent and its counsel, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                  (e) Letters from Parent Affiliates. The Company shall have received from each person named in the letter referred to in Section 5.6(b) an executed copy of an agreement substantially in the form of Exhibit 5.6(b).

          (f) Price of Parent Common Stock. The Average Closing Price of a share of Parent Common Stock shall be $14 or more. For purposes of this Agreement, the "Average Closing Price" of a share of Parent Common Stock shall be the average of the high bid and low asked price of a share of Parent Common Stock as furnished by Advest, Inc. for the 20 consecutive trading days ending on the fifth business day prior the Effective Time of the Merger.

                                   ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after the approval of this Agreement by the shareholders of the Company:

                  (a)      by mutual written consent of Parent and the Company;

                  (b)      by either Parent or the Company:

                           (i)    if, at a duly held shareholders meeting of the
Company or any adjournment thereof at which approval of this Agreement is voted upon, the approval of the shareholders of the Company shall not have been obtained;

                           (ii)   if the Merger shall not have been  consummated
on or before December 31, 1997, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                           (iii)  if any court of competent jurisdiction or
other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable;

                           (iv)   in the event of a breach by the other party of
any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in
Section 6.2(a) or 6.2(b) or Section 6.3(a) or 6.3(b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach ("Material Breach") (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition described in clause (A) above);

                  (c) by either Parent or the Company in the event that (i) all the conditions to the obligation of such party to effect the Merger set forth in
Section 6.1 shall have been satisfied and (ii) any condition to the obligation of such party to effect the

Merger set forth in Section 6.2 (in the case of Parent) or Section 6.3 ( in the case of the Company) is not capable of being satisfied prior to the date on which this Agreement may be terminated pursuant to Section 7.1(b)(ii); or

                  (d) by the Company, subject to Section 7.5(b), if the Board of Directors of the Company shall concurrently approve, and the Company shall concurrently enter into, a definitive agreement providing for the implementation of the transactions contemplated by an Acquisition Proposal; provided, however, that (i) the Company is not then in breach of Section 4.2 or in breach of any other representation, warranty, covenant or agreement that would give rise to a failure of a condition set forth in Section 6.2(a) or 6.2(b); (ii) the Board of Directors of the Company shall have complied with Section 7.5(b) in connection with such Acquisition Proposal and (iii) no termination pursuant to this Section 7.1(d) shall be effective unless the Company shall simultaneously make the payment required by Section 7.2(a).

         7.2  Effect of Termination.

                  (a) In the event that any person shall make an Acquisition Proposal with respect to the Company and thereafter (i) this Agreement is terminated (A) pursuant to Section 7.1(b)(i), (B) pursuant to Section 7.1(b)(ii) (if at the time of termination (x) the Company is in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition set forth in Section 6.2(a) or 6.2(b) and (y) such breach cannot be or has not been cured within 30 days after the Company becomes aware of such breach or such shorter period that may elapse between the date the Company becomes aware of such breach and the time of termination), (C) pursuant to Section 7.1(b)(iii) (if at the time of termination (x) the Company is in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition set forth in Section 6.2(a) or 6.2(b) and
(y) such breach cannot be or has not been cured within 30 days after the Company becomes aware of such breach or such shorter period that may elapse between the date the Company becomes aware of such breach and the time of termination), (D) by Parent pursuant to Section 7.1(b)(iv), (E) by Parent pursuant to Section 7.1(c) or (F) by the Company pursuant to Section 7.1(d), and (ii) a definitive agreement with respect to an Acquisition Proposal is executed, or an Acquisition Proposal is consummated, at or within 12 months after such termination, then Parent shall be paid a fee of $350,000 (reduced by any amount actually paid by the Company pursuant to Section 7.2(b) in connection with such termination), which amount shall be payable by wire transfer of same day funds on the date such agreement is executed, or such Acquisition Proposal is consummated, as applicable. The Company acknowledges that the agreements contained in this
Section 7.2(a) are an integral part of the transactions contemplated by this Agreement, and that without these agreements, Parent would not enter into this Agreement;

accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 7.2(a), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the fees set forth in this Section 7.2(a), the Company shall also pay to Parent its costs and expenses (including reasonable attorneys' fees) in connection with such suit.

                  (b) In the event of termination of this Agreement by either Parent or the Company pursuant to Section 7.1(b)(i), then the Company shall reimburse Parent for all its reasonable out-of-pocket expenses actually incurred in connection with this Agreement and the transactions contemplated hereby, up to a maximum of $100,000, which amount shall be payable by wire transfer of same day funds within three business days of written demand, accompanied by a reasonably detailed statement of such expenses and appropriate supporting documentation therefor.

                  (c) In the event of termination of this Agreement by either Parent or the Company as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Section 5.1 (penultimate sentence), Section 5.7, this Section 7.2 and Article VIII and except to the extent that such termination results from the willful and material breach by a party of any its representations, warranties, covenants or other agreements set forth in this Agreement.

         7.3 Amendment. This Agreement may be amended by the parties at any time before or after the approval of this Agreement by the shareholders of the Company; provided, however, that after such approval by the shareholders of the Company, there shall be made no amendment that pursuant to the OGCL requires further approval by the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         7.4 Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties; (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; or (iii) subject to the proviso of Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         7.5      Procedure for Termination, Amendment, Extension or Waiver.

                  (a) A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section 7.4 shall, in order to be effective, require, in the case of Parent, Merger Sub or the Company, action by its Board of Directors or, in the case of an extension or waiver pursuant to Section 7.4, the duly authorized designee of its Board of Directors.

                  (b) The Company shall provide to Parent  written  notice prior to any termination of this Agreement  pursuant to Section 7.1(d) advising Parent
(i) that the Board of Directors of the Company in the exercise of its good faith judgment as to its fiduciary duties to the shareholders of the Company under applicable law, after receipt of written advice of outside legal counsel, has determined (on the basis of such Acquisition Proposal and the terms of this Agreement, as then in effect) that such termination is required in connection with an Acquisition Proposal that is more favorable to the shareholders of the Company than the transactions contemplated by this Agreement (taking into account all terms of such Acquisition Proposal and this Agreement, including all conditions) and (ii) as to the material terms of any such Acquisition Proposal. At any time after five business days following receipt of such notice, the Company may terminate this Agreement as provided in Section 7.1(d) only if the Board of Directors of the Company determines that such Acquisition Proposal is more favorable to the shareholders of the Company than the transactions contemplated by this Agreement (taking into account all terms of such Acquisition Proposal and this Agreement, including all conditions, and which determination shall be made in light of any revised proposal made by Parent prior to the expiration of such five business day period) and concurrently enters into a definitive agreement providing for the implementatation of the transactions contemplated by such Acquisition Proposal.

                                  ARTICLE VIII

                               GENERAL PROVISIONS


     8.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger. This
Section 8.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time of the Merger.

     8.2 Notices. All notices and other communications required to be given hereunder shall be in writing and shall be deemed given upon (i) transmitter's confirmation of receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand or
(iii) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

 (a)      If to Parent or
          Merger Sub, to:                  Premier Financial Bancorp, Inc.
                                           120 N. Hamilton Street
                                           Georgetown, Kentucky 40324
                                           Attn:  J. Howell Kelly,
                                           President and
                                           Chief Executive Officer

                                           Telecopy No. (502) 863-7503

          With a copy to:                  David W. Harper, Esq.
                                           2450 Meidinger Tower
                                           Louisville, Kentucky 40202

                                           Telecopy No. (502) 583-2418
and

     (b)  If to Company, to:               The Sabina Bank
                                           135 N. Howard Street
                                           Sabina, Ohio 45169
                                           Attn:  Garry W. Priest,
                                           President and Chief Executive
                                              Officer

                                           Telecopy No. (937) 584-2494

          With a copy to:                  Terri Reyering Abare, Esq.
                                           Vorys, Sater, Seymour and Pease
                                           221 E. Fourth, Suite 2100
                                           Cincinnati, Ohio 45202

                                           Telecopy No. (513) 723-4056

     8.3 Interpretation. Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and other entities and vice versa. The table of contents, index of terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or inter pretation of this Agreement. When a reference is made in this Agreement to any "Section" or "Exhibit," such reference shall be to a section or exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the words "or any Subsidiary", "or any Subsidiaries," "nor any Subsidiary" or "nor any Subsidiaries" are used in this Agreement in connection with a preceding reference to Parent, they shall be deemed to refer to a Subsidiary or Subsidiaries Parent. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available, and the correlative phrase "make available" shall mean that such information shall be promptly made available if so requested. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 28, 1997.

     8.4 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by opera tion of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstand ing anything contained in this Agreement to the contrary, except for the provisions of
Article II and Section 5.10 (collectively, the "Third Party Provisions"), nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced on behalf of the Company or the other respective beneficiaries thereof by those individuals who were the directors of the Company immediately prior to the Effective Time and also by the holder of Company Common Stock converted in the Merger or the Indemnified Party that such provisions respectively are intended to benefit and their respective heirs and representatives. Parent shall pay all expenses, including attorneys' fees, that may be incurred by such directors or other persons in enforcing the Third Party Provisions.

     8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     8.6 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. It shall not be necessary, in making proof of this Agreement or any counterpart hereof, to produce or account for any of the other counterparts.

     8.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. If any provision of this Agreement is so broad as to be unenforce able, the provision shall be interpreted to be only so broad as is enforceable.

     8.8 Incorporation of Documents. The Company Letter, Parent Letter, the Confidentiality Agreement, and all Annexes, Exhibits and Schedules, if any, attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     8.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Ohio or in Ohio state court, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.10 Waivers. Except as provided in this Agreement or in any waiver pursuant to Section 7.4, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     8.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, each of the parties has caused this Agree ment to be signed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


                                    PREMIER FINANCIAL BANCORP, INC.


                                    By:
                                       ---------------------------------
                                       J. Howell Kelly, President and Chief
                                       Executive Officer

                                    PFBI INTERIM BANK


                                    By:
                                        ----------------------------------------
                                        J. Howell Kelly, an Incorporator


                                    THE SABINA BANK


                                    By:
                                       -----------------------------------------
                                       Garry W. Priest, President and
                                       Chief Executive Officer



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